UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

I-FLOW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, California 92630
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 206-2700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On July 27, 2004, I-Flow Corporation (the “Company”) announced that its board of directors had authorized the repurchase of up to 1,000,000 shares of Company common stock over the next twelve months. Accordingly, the repurchase program was to expire on July 26, 2005. On May 26, 2005, the board of directors authorized the Company to extend the repurchase program until July 27, 2006, unless terminated earlier by the board of directors. From July 27, 2004 to May 26, 2005, no shares were repurchased by the Company pursuant to the repurchase program. Under the terms of the program, as extended, the Company may repurchase up to 1,000,000 shares in the open market or in privately negotiated transactions in the discretion of management, subject to its assessment of market conditions and other factors. A copy of the press release announcing the extension of the stock repurchase program is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

           The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005

I-FLOW CORPORATION
By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release